Exhibit 21
AMERICAN FINANCIAL GROUP, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of AFG at December 31, 2012. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

Name of Company	Incorporated	Percentage of Ownership
American Money Management Corporation	Ohio	100
APU Holding Company	Ohio	100
American Premier Underwriters, Inc.	Pennsylvania	100
Republic Indemnity Company of America	California	100
Republic Indemnity Company of California	California	100
GAI Holding Bermuda Ltd.	Bermuda	100
GAI Indemnity, Ltd.	United Kingdom	100
Marketform Group Limited	United Kingdom	100
Marketform Holdings Limited	United Kingdom	100
Lavenham Underwriting Limited	United Kingdom	100
Marketform Limited	United Kingdom	100
Sampford Underwriting Limited	United Kingdom	100
Great American Financial Resources, Inc.	Delaware	100
AAG Holding Company, Inc.	Ohio	100
Great American Life Insurance Company	Ohio	100
Annuity Investors Life Insurance Company	Ohio	100
Manhattan National Holding Corporation	Ohio	100
Manhattan National Life Insurance Company	Illinois	100
United Teacher Associates, Ltd.	Texas	100
United Teacher Associates Insurance Company	Texas	100
Ceres Group, Inc.	Delaware	100
Continental General Corporation	Nebraska	100
Continental General Insurance Company	Ohio	100
Great American Holding, Inc.	Ohio	100
American Empire Surplus Lines Insurance Company	Delaware	100
American Empire Insurance Company	Ohio	100
Mid-Continent Casualty Company	Ohio	100
Mid-Continent Assurance Company	Ohio	100
Oklahoma Surety Company	Ohio	100
Great American Insurance Company	Ohio	100
Brothers Property Corporation	Ohio	80
Farmers Crop Insurance Alliance, Inc.	Kansas	100
GAI Warranty Company	Ohio	100
GAI Warranty Company of Florida	Florida	100
Great American Alliance Insurance Company	Ohio	100
Great American Assurance Company	Ohio	100
Great American Casualty Insurance Company	Ohio	100
Great American Contemporary Insurance Company	Ohio	100
Great American E&S Insurance Company	Delaware	100
Great American Fidelity Insurance Company	Delaware	100
Great American Insurance Company of New York	New York	100
Great American Protection Insurance Company	Ohio	100
Great American Security Insurance Company	Ohio	100
Great American Spirit Insurance Company	Ohio	100
National Interstate Corporation	Ohio	52
Hudson Indemnity, Ltd.	Cayman Islands	100
National Interstate Insurance Company	Ohio	100
National Interstate Insurance Company of Hawaii, Inc.	Ohio	100
Triumphe Casualty Company	Ohio	100
Vanliner Group, Inc.	Delaware	100
Vanliner Insurance Company	Missouri	100
Professional Risk Brokers, Inc.	Illinois	100
Strategic Comp Holdings, LLC	Louisiana	100
Strategic Comp Services, LLC	Louisiana	100
Strategic Comp, LLC	Louisiana	100
The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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